Exhibit 99.1

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New Southwind

Introduced August 2004

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New Revolution LE

Introduced August 2004

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Growing Backlogs

Up 158%

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As of 10/17/04: ARC Backlog: 864 floors

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Optimizing Production

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Preliminary Sales — Q2 FY '05

•     Total sales grew 6%

        —Manufactured homes increased 14%

          • Wholesale up 18%

          • Retail down 7%

        —RV Group flat

          • Motor homes up 10%

          • Towables down 16%

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Balance Sheet

Assets ($000s)	July 25, 2004
Cash and cash equivalents	$59,852
Receivables	203,031
Inventories	280,080
Deferred taxes (current portion)	56,904

Property, plant and equipment, net	262,983
Other assets	192,871
Total assets	$1,055,721

Liabilities and stockholders’ equity
Total liabilities	$767,653
Total stockholders’ equity	288,068
Total liabilities and stockholders’ equity	$1,055,721

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